CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,780,000	$206.66

Pricing supplement no. 1144 To prospectus dated November 21, 2008, prospectus supplement dated November 21, 2008 and product supplement no. 34-A-II dated February 7, 2011	Registration Statement No. 333-155535 Dated February 23, 2011 Rule 424(b)(2)

Structured Investments

JPMorgan Chase & Co.
$326,000 (BAC) $40,000 (AUY) $372,000 (MON) $752,000 (F) $290,000 (RIO)
Reverse Exchangeable Notes due February 29, 2012
Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

  This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period, as described below.
  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Pricing Date:	February 23, 2011
Settlement Date:	On or about February 28, 2011
Observation Date:	February 24, 2012*
Maturity Date:	February 29, 2012*
Interest Payment Dates:

Interest on the notes will be payable monthly in arrears on the last calendar day of each month (each such date, an “Interest Payment Date”), commencing March 31, 2011, to and including the Maturity Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Other Key Terms:	See “Additional Key Terms” on page PS-1 of this pricing supplement.
									Approximate Tax Allocation of Monthly Coupon †
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Bank of America Corporation	PS-3	BAC	$1,000	9.00% per annum	20.00% of the Initial Share Price	$14.17	48125XEC6	$7.50	9.89%	90.11%
Yamana Gold Inc.	PS-5	AUY	$1,000	10.25% per annum	20.00% of the Initial Share Price	$12.44	48125XED4	$8.54	8.68%	91.32%
Monsanto Company	PS-7	MON	$1,000	9.00% per annum	20.00% of the Initial Share Price	$70.91	48125XEE2	$7.50	9.89%	90.11%
Ford Motor Company	PS-9	F	$1,000	9.00% per annum	20.00% of the Initial Share Price	$14.86	48125XEF9	$7.50	9.89%	90.11%
Rio Tinto plc (ADSs)	PS-11	RIO	$1,000	12.40% per annum	20.00% of the Initial Share Price	$68.53	48125XEG7	$10.33	7.18%	92.82%
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-A-II.
†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-A-II under “Certain U.S. Federal Income Tax Consequences” on page PS-32.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-7 of the accompanying product supplement no. 34-A-II and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us
Bank of America Corporation
Per note	$1,000	$50	$950
Total	$326,000	$16,300	$309,700
Yamana Gold Inc.
Per note	$1,000	$30	$970
Total	$40,000	$1,200	$38,800
Monsanto Company
Per note	$1,000	$50	$950
Total	$372,000	$18,600	$353,400
Ford Motor Company
Per note	$1,000	$50	$950
Total	$752,000	$37,600	$714,400
Rio Tinto plc
Per note	$1,000	$20	$980
Total	$290,000	$5,800	$284,200
(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)

J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., will receive commissions of $50.00, $30.00, $50.00, $50.00 and $20.00 per $1,000 principal amount note linked to the common stock of Bank of America Corporation, Yamana Gold Inc., Monsanto Company, Ford Motor Company and Rio Tinto plc, respectively, and will use a portion of such commissions to pay selling concessions to other affiliated or unaffiliated dealers of $35.00, $25.00, $35.00, $35.00 and $20.00 per $1,000 principal amount note for notes linked to the common stock of Bank of America Corporation, Yamana Gold Inc., Monsanto Company, Ford Motor Company and Rio Tinto plc, respectively. This commission includes the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of $35.00, $25.00, $35.00, $35.00 and $20.00 per $1,000 principal amount note for notes linked to the common stock of Bank of America Corporation, Yamana Gold Inc., Monsanto Company, Ford Motor Company and Rio Tinto plc include concessions allowed to selling dealers and concessions allowed to any arranging dealer. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-37 of the accompanying product supplement no. 34-A-II.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

February 23, 2011

Additional Terms Specific to Each Note Offering

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-A-II dated February 7, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated February 7, 2011 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-A-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-A-II dated February 7, 2011:
  http://sec.gov/Archives/edgar/data/19617/000089109211000867/e42001_424b2.pdf

  Prospectus supplement dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

  Prospectus dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Additional Key Terms:

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-A-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the last calendar day of each month (each such date, an “Interest Payment Date”), commencing March 31, 2011, to and including the Maturity Date, to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in April 2011 shall be payable on May 2, 2011.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-A-II. We and you agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat the notes as units comprising a Put Option and a Deposit for U.S. federal income tax purposes. We intend to treat the percentages of each coupon payment specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while the Put Premium will not be taken into account prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-A-II dated February 7, 2011.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is above its Initial Share Price minus its Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes. As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Influence the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  THERE ARE IMPORTANT DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF THE ADSs OF RIO TINTO PLC AND THE RIGHTS OF HOLDERS OF THE ORDINARY SHARES OF RIO TINTO PLC — Because one of the Reference Stocks is an ADS, you should be aware that your return on the CDs is linked to the price of the ADSs and not the common shares of Rio Tinto plc.   There are important differences between the rights of holders of ADSs and the rights of holders of the common shares.  Each ADS represents one ordinary share, 10p per share, in the case of Rio Tinto plc.  Each ADS is issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the applicable ADS depositary, Rio Tinto plc, and holders of the ADSs, which may be different from the rights of holders of the common shares.  For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and the rights of holders of the ordinary shares of Rio Tinto plc.  may be significant and may materially and adversely affect the value of the ADSs and, as a result, the notes.
  RISKS ASSOCIATED WITH NON-U.S. SECURITIES — An investment in notes linked to the value of non-U.S. equity securities, such as the common stock of Yamana Gold Inc. (which we refer to as “Yamana Gold”) and an investment in the American depositary shares (or “ADSs”) representing interests in the ordinary shares of Rio Tinto plc (which we refer to as “Rio Tinto”) involves risks associated with the home country of the issuer of the non-U.S. equity securities. Non-U.S. companies, such as those organized in Canada and the United Kingdom, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economy of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-2

  national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.
  THE NOTES LINKED TO THE COMMON STOCK OF YAMANA GOLD AND THE ADSs OF RIO TINTO ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of Yamana Gold is quoted and traded in U.S. dollars on the New York Stock Exchange and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of Yamana Gold in the two different currencies and, as a result, will likely affect the market price of the common stock of Yamana Gold trading on the New York Stock Exchange. In addition, because the ADSs of Rio Tinto are quoted and traded in U.S. dollars on the New York Stock Exchange and the ordinary shares of Rio Tinto are quoted and traded in British pound sterling on the London Stock Exchange, fluctuations in the exchange rate between the British pound sterling and the U.S. dollar will likely affect the relative value of the ADSs of Rio Tinto and the ordinary shares of Rio Tinto, and, as a result, will likely affect the market price of the ADSs trading on the New York Stock Exchange. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of Yamana Gold and the ADSs of Rio Tinto will fall below the Protection Amount on any trading day during the Monitoring Period and whether the Final Share Price will be greater than, equal to or less than the Initial Share Price. The Canadian dollar and the British pound sterling have been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar, the British pound sterling and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes. The exchange rate between the Canadian dollar and the U.S. dollar and between the British pound sterling and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada, the United Kingdom and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada, the United Kingdom and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United Kingdom the United States and other jurisdictions important to international trade and finance.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 34-A-II. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-A-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-3

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-18 of the accompanying product supplement no. 34-A-II for more information.

Bank of America Corporation (“Bank of America”)

According to its publicly available filings with the SEC, Bank of America provides a diversified range of banking and non-banking financial services and products domestically and internationally. The common stock of Bank of America, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Bank of America in the accompanying product supplement no. 34-A-II. Bank of America’s SEC file number is 001-06523.

Historical Information of the Common Stock of Bank of America

The following graph sets forth the historical performance of the common stock of Bank of America based on the weekly closing price (in U.S. dollars) of the common stock of Bank of America from January 6, 2006 through February 18, 2011. The closing price of the common stock of Bank of America on February 23, 2011 was $14.17. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Bank of America has experienced significant fluctuations. The historical performance of the common stock of Bank of America should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Bank of America during the term of the notes. We cannot give you assurance that the performance of the common stock of Bank of America will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Bank of America will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-4

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Bank of America

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Bank of America, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$14.20	• the Protection Amount (in U.S. dollars): $2.84
• the Interest Rate:	9.00% per annum	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$14.20	100%	$28.40	200%	$1,000.00	$1,000.00
$7.10	50%	$14.91	105%	$1,000.00	$1,000.00
$14.20	100%	$14.20	100%	$1,000.00	$1,000.00
$11.36	80%	$11.36	80%	$1,000.00	$1,000.00
$7.10	50%	$13.49	95%	71 shares of the Reference Stock or the Cash Value thereof	$950.00
$7.10	50%	$7.10	50%	71 shares of the Reference Stock or the Cash Value thereof	$500.00
$3.55	25%	$3.55	25%	71 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	71 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $7.10 but the Final Share Price is $14.91. Because the Final Share Price of $14.91 is greater than the Initial Share Price of $14.20, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $7.10 and the Final Share Price is $13.49. Because the Final Share Price of $13.49 is less than the Initial Share Price of $14.20 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $13.49, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $7.10, a decline of more than the Protection Amount. Because the Final Share Price of $7.10 is less than the Initial Share Price of $14.20 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $7.10, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $11.36 is less than the Initial Share Price of $14.20 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $11.36 is less than the Initial Share Price of $14.20.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $90.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $14.17, the Protection Amount was $2.834 and the Physical Delivery Amount was 70.5716 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-5

Yamana Gold Inc. (“Yamana Gold”)

According to its publicly available filings with the SEC, Yamana Gold engages in the acquisition, exploration, development, and operation of gold properties. The common shares of Yamana Gold, no par value (which we refer to as the “common stock of Yamana Gold”), is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Yamana Gold in the accompanying product supplement no. 34-A-II. Yamana Gold’s SEC file number is 001-31880.

Historical Information of the Common Stock of Yamana Gold

The following graph sets forth the historical performance of the common stock of Yamana Gold based on the weekly closing price (in U.S. dollars) of the common stock of Yamana Gold from January 12, 2007 through February 18, 2011. The closing price of the common stock of Yamana Gold on February 23, 2011 was $12.44. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Yamana Gold has experienced significant fluctuations. The historical performance of the common stock of Yamana Gold should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Yamana Gold during the term of the notes. We cannot give you assurance that the performance of the common stock of Yamana Gold will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Yamana Gold will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Yamana Gold.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-6

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Yamana Gold

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Yamana Gold, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$12.50	• the Protection Amount (in U.S. dollars): $2.50
• the Interest Rate:	10.25% per annum	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$12.50	100%	$25.00	200%	$1,000.00	$1,000.00
$6.25	50%	$13.13	105%	$1,000.00	$1,000.00
$12.50	100%	$12.50	100%	$1,000.00	$1,000.00
$10.00	80%	$10.00	80%	$1,000.00	$1,000.00
$6.25	50%	$11.88	95%	80 shares of the Reference Stock or the Cash Value thereof	$950.40
$6.25	50%	$6.25	50%	80 shares of the Reference Stock or the Cash Value thereof	$500.00
$3.13	25%	$3.13	25%	80 shares of the Reference Stock or the Cash Value thereof	$250.40
$0.00	0%	$0.00	0%	80 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $6.25 but the Final Share Price is $13.13. Because the Final Share Price of $13.13 is greater than the Initial Share Price of $12.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $6.25 and the Final Share Price is $11.88. Because the Final Share Price of $11.88 is less than the Initial Share Price of $12.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $11.88, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.40.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $6.25, a decline of more than the Protection Amount. Because the Final Share Price of $6.25 is less than the Initial Share Price of $12.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $6.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $10.00 is less than the Initial Share Price of $12.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $10.00 is less than the Initial Share Price of $12.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $102.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $12.44, the Protection Amount was $2.488 and the Physical Delivery Amount was 80.3859 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-7

Monsanto Company (“Monsanto”)

According to its publicly available filings with the SEC, Monsanto, along with its subsidiaries, is a global provider of agricultural products to farmers, including seeds, biotechnology trait products and herbicides. The common stock of Monsanto, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Monsanto in the accompanying product supplement no. 34-A-II. Monsanto’s SEC file number is 001-16167.

Historical Information of the Common Stock of Monsanto

The following graph sets forth the historical performance of the common stock of Monsanto based on the weekly closing price (in U.S. dollars) of the common stock of Monsanto from January 6, 2006 through February 18, 2011. The closing price of the common stock of Monsanto on February 23, 2011 was $70.91. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Monsanto has experienced significant fluctuations. The historical performance of the common stock of Monsanto should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Monsanto during the term of the notes. We cannot give you assurance that the performance of the common stock of Monsanto will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Monsanto will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Monsanto.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-8

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Monsanto

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Monsanto, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$71.00	• the Protection Amount (in U.S. dollars): $14.20
• the Interest Rate:	9.00% per annum	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$71.00	100%	$142.00	200%	$1,000.00	$1,000.00
$35.50	50%	$74.55	105%	$1,000.00	$1,000.00
$71.00	100%	$71.00	100%	$1,000.00	$1,000.00
$56.80	80%	$56.80	80%	$1,000.00	$1,000.00
$35.50	50%	$67.45	95%	14 shares of the Reference Stock or the Cash Value thereof	$950.00
$35.50	50%	$35.50	50%	14 shares of the Reference Stock or the Cash Value thereof	$500.00
$17.75	25%	$17.75	25%	14 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	14 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $35.50 but the Final Share Price is $74.55. Because the Final Share Price of $74.55 is greater than the Initial Share Price of $71.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $35.50 and the Final Share Price is $67.45. Because the Final Share Price of $67.45 is less than the Initial Share Price of $71.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $67.45, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $35.50, a decline of more than the Protection Amount. Because the Final Share Price of $35.50 is less than the Initial Share Price of $71.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $35.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $56.80 is less than the Initial Share Price of $71.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $56.80 is less than the Initial Share Price of $71.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $90.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $70.91, the Protection Amount was $14.182 and the Physical Delivery Amount was 14.1024 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-9

Ford Motor Company (“Ford Motor”)

According to its publicly available filings with the SEC, Ford Motor designs, develops, manufactures, and services cars and trucks worldwide. The common stock of Ford Motor, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Ford Motor in the accompanying product supplement no. 34-A-II. Ford Motor’s SEC file number is 001-03950.

Historical Information of the Common Stock of Ford Motor

The following graph sets forth the historical performance of the common stock of Ford Motor based on the weekly closing price (in U.S. dollars) of the common stock of Ford Motor from January 6, 2006 through February 18, 2011. The closing price of the common stock of Ford Motor on February 23, 2011 was $14.86. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Ford Motor has experienced significant fluctuations. The historical performance of the common stock of Ford Motor should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Ford Motor during the term of the notes. We cannot give you assurance that the performance of the common stock of Ford Motor will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Ford Motor will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ford Motor.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-10

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Ford Motor

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Ford Motor, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$14.86	• the Protection Amount (in U.S. dollars): $2.97
• the Interest Rate:	9.00% per annum	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$14.86	100%	$29.72	200%	$1,000.00	$1,000.00
$7.43	50%	$15.60	105%	$1,000.00	$1,000.00
$14.86	100%	$14.86	100%	$1,000.00	$1,000.00
$11.89	80%	$11.89	80%	$1,000.00	$1,000.00
$7.43	50%	$14.12	95%	67 shares of the Reference Stock or the Cash Value thereof	$950.20
$7.43	50%	$7.43	50%	67 shares of the Reference Stock or the Cash Value thereof	$500.00
$3.72	25%	$3.72	25%	67 shares of the Reference Stock or the Cash Value thereof	$250.34
$0.00	0%	$0.00	0%	67 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $7.43 but the Final Share Price is $15.60. Because the Final Share Price of $15.60 is greater than the Initial Share Price of $14.86, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $7.43 and the Final Share Price is $14.12. Because the Final Share Price of $14.12 is less than the Initial Share Price of $14.86 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $14.12, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.20.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $7.43, a decline of more than the Protection Amount. Because the Final Share Price of $7.43 is less than the Initial Share Price of $14.86 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $7.43, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $11.89 is less than the Initial Share Price of $14.86 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $11.89 is less than the Initial Share Price of $14.86.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $90.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $14.86, the Protection Amount was $2.972 and the Physical Delivery Amount was 67.2948 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-11

Rio Tinto plc (ADSs) (“Rio Tinto”)

According to its publicly available filings with the SEC, Rio Tinto is an international company involved in metal and mineral production. The ADSs, representing one ordinary shares of Rio Tinto (par value 10p per share), are listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Rio Tinto in the accompanying product supplement no. 34-A-II. Rio Tinto’s SEC file number is 001-10533.

Historical Information of the Common Stock of Rio Tinto

The following graph sets forth the historical performance of the ADSs of Rio Tinto based on the weekly closing price (in U.S. dollars) of the ADSs of Rio Tinto from January 6, 2006 through February 4, 2011. The closing price of the ADSs of Rio Tinto on February 4, 2011 was $73.14. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Rio Tinto has experienced significant fluctuations. The historical performance of the common stock of Rio Tinto should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Rio Tinto during the term of the notes. We cannot give you assurance that the performance of the common stock of Rio Tinto will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Rio Tinto will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Rio Tinto.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-12

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Rio Tinto

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Rio Tinto, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$68.50	• the Protection Amount (in U.S. dollars): $13.70
• the Interest Rate:	12.40% per annum	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$68.50	100%	$137.00	200%	$1,000.00	$1,000.00
$34.25	50%	$71.93	105%	$1,000.00	$1,000.00
$68.50	100%	$68.50	100%	$1,000.00	$1,000.00
$54.80	80%	$54.80	80%	$1,000.00	$1,000.00
$34.25	50%	$65.08	95%	14 shares of the Reference Stock or the Cash Value thereof	$950.07
$34.25	50%	$34.25	50%	14 shares of the Reference Stock or the Cash Value thereof	$500.00
$17.13	25%	$17.13	25%	14 shares of the Reference Stock or the Cash Value thereof	$250.07
$0.00	0%	$0.00	0%	14 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $34.25 but the Final Share Price is $71.93. Because the Final Share Price of $71.93 is greater than the Initial Share Price of $68.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $34.25 and the Final Share Price is $65.08. Because the Final Share Price of $65.08 is less than the Initial Share Price of $68.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $65.08, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.07.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $34.25, a decline of more than the Protection Amount. Because the Final Share Price of $34.25 is less than the Initial Share Price of $68.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $34.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $54.80 is less than the Initial Share Price of $68.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $54.80 is less than the Initial Share Price of $68.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $124.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $68.53, the Protection Amount was $13.706 and the Physical Delivery Amount was 14.5921 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-13